Exhibit 10.37
Execution Version
Forbearance Agreement No. 2
          FORBEARANCE AGREEMENT NO. 2, dated as of February 1, 2011 (this “Agreement”) among DHS HOLDING COMPANY, a Delaware corporation (“Holdings”), DHS DRILLING COMPANY, a Colorado corporation (the “Borrower”) and LEHMAN COMMERCIAL PAPER INC., as administrative agent (in such capacity, the “Administrative Agent”) and as the Lender (in such capacity, the “Lender”) under that certain Credit Agreement (as defined below).
W I T N E S S E T H:
          WHEREAS, the Borrower, Holdings, the Lender and the Administrative Agent are parties to that certain Amended and Restated Credit Agreement, dated as of August 15, 2008, as amended by that certain Amendment No. 1, dated as of September 19, 2008, and further amended by that certain Waiver and Amendment No. 2, dated as of April 1, 2010 (as further amended, modified or supplemented from time to time in accordance with its terms, the “Credit Agreement”; capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement);
          WHEREAS, the Borrower, Holdings, the Lender and the Administrative Agent are parties to that certain Forbearance Agreement, dated as of December 31, 2010, pursuant to which the Lender and the Administrative Agent agreed to forbear from exercising certain rights under the Credit Agreement and the other Loan Documents in connection with the Forbearance Default (as defined herein);
          WHEREAS, the Borrower has failed in its performance of certain provisions of the Credit Agreement as further described herein, such failure constituting a default under the Credit Agreement; and
          WHEREAS, the Borrower and Holdings have requested that the Lender and the Administrative Agent forbear, and the Lender and the Administrative Agent have agreed, subject to the terms and conditions of this Agreement, to forbear, from exercising certain rights under the Credit Agreement and the other Loan Documents during the Forbearance Period (as defined below).
          NOW, THEREFORE, in consideration of the premises and the agreements hereinafter contained, the parties hereto agree as follows:
          1. Forbearance.
          (a) Acknowledgement. As of the date hereof, each of the Loan Parties acknowledge that the failure by the Borrower to (a) on January 3, 2011, service the amortization payment due and payable pursuant to Section 2.4(a)(i) of the Credit Agreement (the “Payment Default”), (b) on January 3, 2011, service the interest payment due and payable pursuant to Section 2.8(b) of the Credit Agreement (the “Interest Default”) and (c) for the fiscal quarter ending on December 31, 2010, comply with the covenant under Section 6.1(a) of the Credit Agreement with respect to maintenance of Minimum Consolidated EBITDA (the “Maintenance Default,” together with the Payment Default and Interest Default, the “Forbearance Default”) constitutes a default under the Credit Agreement.

          (b) Forbearance Period. (i) During the period from the Effective Date (as defined below) until March 15, 2011 (the “Forbearance Period”), each of the Administrative Agent and the Lender hereby agrees to forbear (the “Forbearance”) from exercising its rights and remedies under the Credit Agreement and the other Loan Documents arising as a result of the Forbearance Default; provided, however, that upon the occurrence of any Event of Default other than the Forbearance Default, including the Events of Defaults set forth in Section 1(c) hereof, the Forbearance Period shall automatically and immediately terminate, and the Administrative Agent and the Lender shall be entitled to exercise any and all of their rights and remedies under the Credit Agreement, the other Loan Documents and applicable law, without further notice other than as required therein. Upon termination of the Forbearance Period, (A) the forbearance shall automatically terminate and be of no further force or effect without any further action by the Lender, (B) the Forbearance Default is, without further action, reinstated and shall have the same force and effect as if the Forbearance had not been agreed to by the parties hereto and (C) subject to the terms of the Credit Agreement, the Loan Documents and applicable law, the Lender may thereafter, without limitation, sue, ask for or demand from the Loan Parties payment of the Obligations due and payable to such Lender, in whole or in part, and otherwise enforce any of its rights and remedies (including rights of acceleration and foreclosure) provided for under the Credit Agreement, the Loan Documents or applicable law against any party, subject to any defenses available at law or equity as a result of Lender’s Breach. Each of the Loan Parties agrees that, subject to the agreement of the Lender to forbear from exercising certain of their rights and remedies as and to the extent expressly set forth in this Agreement, all rights and remedies of the Lender under the Credit Agreement, the Loan Documents or applicable law with respect to such Loan Party shall continue to be available to the Lender from and after the Effective Date.
          (ii) It is understood and agreed that interest shall accrue from the Effective Date through the remainder of the Forbearance Period on the outstanding Obligations at the applicable default rates provided for pursuant to the Credit Agreement.
          (c) Additional Events of Default. The following events shall constitute Events of Default under the terms of the Credit Agreement and the other Loan Documents:
               (i) any of the Borrower, Holdings or the other Loan Parties shall pledge, encumber, charge, assign or grant a security interest in, or encumbrance of any kind on, any Collateral; or
               (ii) any of the Borrower, Holdings or the other Loan Parties shall enter into any arrangement to provide priority or preference with respect thereto, in connection with securing or obtaining debtor-in-possession financing; or
               (iii) any of the Loan Parties shall (x) pay any management fees to either of Delta Petroleum Corporation (“Parent”) or Chesapeake Energy Corporation (“Chesapeake”) or (y) make any other payments, distributions or dividends in respect of stock held by either of Parent or Chesapeake in any Loan Party; or
               (iv) Holdings, the Borrower or any other Loan Party shall fail to perform or observe any term, covenant or agreement set forth in this Agreement; or
               (v) any representation or warranty made or deemed made by any Loan Party herein or any representation or warranty made or deemed made hereafter by any Loan Party in any Loan Document or which is made in connection with this Agreement or any other Loan

Document shall prove to have been incorrect or misleading in any material respect on or as of the date made or deemed made.
          (d) No Waiver. Any other provision of this Agreement notwithstanding, the Loan Parties do not waive or release any rights or defenses available to them as a result of Lender’s Breach.
          2. Forbearance Requirements. As consideration for the Forbearance, Holdings and Borrower shall permit any third party financial consultant or advisor acting on behalf of the Lender or Administrative Agent to inspect the property of Holdings and its Subsidiaries and to conduct such other activity as contemplated in Section 5.7(b) of the Credit Agreement.
          3. Representations and Warranties. Each of the Borrower, Holdings and the other Loan Parties represents and warrants as follows (which representations and warranties shall survive the execution and delivery of this Agreement):
          (a) Each of the Borrower, Holdings and the other Loan Parties has taken all necessary action to authorize the execution, delivery and performance of this Agreement.
          (b) This Agreement constitutes the legal, valid and binding obligation of each of the Borrower, Holdings and the other Loan Parties, as applicable, enforceable against them in accordance with their respective terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the enforcement of creditors’ rights generally and to general equity principles.
          (c) No consent or approval of any person, firm, corporation or entity, and no consent, license, approval or authorization of any governmental authority is or will be required in connection with the execution, delivery, performance, validity or enforcement of this Agreement, other than any such consent, approval, license or authorization which has been obtained and remains in full force and effect or where the failure to obtain such consent, approval, license or authorization would not result in a Material Adverse Effect.
          (d) After giving effect to this Agreement, each of the Borrower, Holdings and the other Loan Parties is in compliance with all of the various covenants and agreements set forth in the Credit Agreement and each of the other Loan Documents, other than the Forbearance Default.
          (e) After giving effect to this Agreement and the agreements to be delivered in connection herewith, no event has occurred and is continuing which constitutes a Default or an Event of Default, other than the Forbearance Default.
          (f) After giving effect to this Agreement and the agreements to be delivered in connection herewith, all representations and warranties contained in the Credit Agreement and each of the other Loan Documents are true and correct in all material respects as of the date hereof, except to the extent that any representation or warranty relates to a specified date, in which case such are true and correct in all material respects as of the specific date to which such representations and warranties relate, and except to the extent of any inconsistency in such representations or warranties arising directly out of the Forbearance Default.

          (g) Each report delivered and any information provided pursuant to or in connection with this Agreement has and will be prepared on a reasonable basis and in good faith, and has/will be based on assumptions believed by the applicable Loan Party to be reasonable at the time made and upon the best information available to such Loan Party, and such Loan Party is not aware of any facts or information that would lead the applicable party to believe that any such information or report is incorrect or misleading in any material respect.
          4. Fees and Expenses. The Borrower and Holdings agree to pay on demand all fees, costs and expenses, including reasonable attorneys’ and consultants’ fees, of the Administrative Agent and the Lender incurred in connection with this Agreement.
          5. Effective Date. This Agreement shall not become effective unless and until (the latest date upon which such occurs, the “Effective Date”):
          (a) this Agreement shall have been duly executed and delivered by the Borrower, Holdings, the other Loan Parties, the Lender and the Administrative Agent; and
          (b) the Lender shall have received such other certificates, documents and agreements as the Lender may reasonably request.
          6. Reference and Continued Effectiveness of the Loan Documents.
          (a) The term “Agreement”, “hereof”, “herein” and similar terms as used in the Credit Agreement, and references in the other Loan Documents to the Credit Agreement, shall mean and refer to, from and after the Effective Date, the Credit Agreement as affected by this Agreement.
          (b) The Borrower hereby agrees that all of the covenants and agreements contained in the Credit Agreement and the Loan Documents are hereby ratified and confirmed in all respects.
          (c) This Agreement constitutes a Loan Document.
          7. Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, and all of which, taken together, shall constitute a single instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.
          8. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to the conflict of laws provisions thereof.
          9. Limitation. Each party hereto hereby agrees that this Agreement does not impose on Lehman Commercial Paper Inc. affirmative obligations or indemnities not existing, as of the date of its petition commencing its proceeding under chapter 11 of the United States Code, and that could give rise to administrative expense claims.
          10. Indemnity. The Borrower, Holdings and the other Loan Parties further agree, jointly and severally, to defend, protect, indemnify and hold harmless the Administrative Agent and the Lender, each of their respective Affiliates and their respective officers, directors, employees, attorneys and agents (collectively the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses of any kind or nature whatsoever (including, without limitation, the reasonable fees and expenses of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitees shall be designated as a party thereto), imposed on, incurred by, or asserted against such Indemnitees in any manner relating to or arising out of this Agreement or any other Loan Document (collectively the “Indemnified Matters”); provided, however, that neither the Borrower, Holdings or any Loan Party shall have an obligation to an Indemnitee hereunder with respect to Indemnified Matters caused or resulting from (a) a dispute among the Lender or a dispute between the Lender and the Administrative Agent, or (b) the willful misconduct or gross negligence of such Indemnitee, or (c) defense of claims by the Loan Parties relating to Lender’s Breach (but only if the Loan Parties are the prevailing party with respect to such claims). If the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, the Borrower, Holdings and the other Loan Parties shall contribute the maximum portion which it is permitted to pay and satisfy under the applicable law, to the payment and satisfaction of all Indemnified Matters incurred by Indemnities. This Section 10 shall survive the payment of the Obligations and the termination of this Agreement or any other Loan Document.
[Signature Pages Follow]

          IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed by their respective officers as of the date first written above.

DHS DRILLING COMPANY, as the Borrower
By:	/s/ Gregory D. Tubbs
	Name:	Gregory D. Tubbs
	Title:	Executive Vice President

DHS HOLDING COMPANY, as Holdings
By:	/s/ Gregory D. Tubbs
	Name:	Gregory D. Tubbs
	Title:	Executive Vice President

[Signature Page to Agreement]

LEHMAN COMMERCIAL PAPER, INC, as Administrative Agent and Lender
By:	/s/ Ashvin Rao
	Name:	Ashvin Rao
	Title:	Authorized Signatory

[Signature Page to Agreement]